EXHIBIT 3.4

                                     [SEAL]
                           FLORIDA DEPARTMENT OF STATE
                               SANDRA B. MORTHAM
                               SECRETARY OF STATE


August 24, 1998


PHILIP M. SHASTEEN, ESQ.
100 N. TAMPA ST., STE. 1800
TAMPA, FL  33602



The Articles of Incorporation for INCREDIBLE PRODUCTS OF FLORIDA, INC. were filed on August 20, 1998 and assigned document number P98000073577. Please refer to this number whenever corresponding with this office regarding the above corporation.

PLEASE NOTE: COMPLIANCE WITH THE FOLLOWING PROCEDURES IS ESSENTIAL TO MAINTAINING YOUR CORPORATE STATUS. FAILURE TO DO SO MAY RESULT IN DISSOLUTION OF YOUR CORPORATION.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THIS OFFICE BETWEEN JANUARY 1 AND MAY 1 OF EACH YEAR BEGINNING WITH THE CALENDAR YEAR FOLLOWING THE YEAR OF THE FILING DATE NOTED ABOVE AND EACH YEAR THEREAFTER. FAILURE TO FILE THE ANNUAL REPORT ON TIME MAY RESULT IN ADMINISTRATIVE DISSOLUTION OF YOUR CORPORATION.

A FEDERAL EMPLOYER IDENTIFICATION (FEI) NUMBER MUST BE SHOWN ON THE ANNUAL REPORT FORM PRIOR TO ITS FILING WITH THIS OFFICE. CONTACT THE INTERNAL REVENUE SERVICE TO INSURE THAT YOU RECEIVE THE FEI NUMBER IN TIME TO FILE THE ANNUAL REPORT. TO OBTAIN A FEI NUMBER, CONTACT THE IRS AS 1-800-829-3676 AND REQUEST FORM SS-4.

SHOULD YOUR CORPORATE MAILING ADDRESS CHANGE, YOU MUST NOTIFY THIS OFFICE IN WRITING, TO INSURE IMPORTANT MAILINGS SUCH AS THE ANNUAL REPORT NOTICE REACH YOU.

Should you have any questions regarding corporation, please contact this office at the address given below.

Tracy Smith, Document Specialist
New Filing Section                                  Letter Number: 698A00043693



     Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

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                           ARTICLES OF INCORPORATION

                                       OF

                      INCREDIBLE PRODUCTS OF FLORIDA, INC.


                      ARTICLE I - NAME AND MAILING ADDRESS

         The name of this corporation is Incredible Products of Florida and the mailing address of this corporation is 5770 Roosevelt Blvd., Suite 700, Clearwater, FL 33760.


                     ARTICLE II - DURATION; EFFECTIVE DATE

         This corporation shall have perpetual existence, commencing upon the filing of these Articles of Incorporation.


                          ARTICLE III - CAPITAL STOCK

         This corporation is authorized to issue one Hundred (100) Shares One Cent ($.01) par value of common stock, which shall be designated as "Common Shares", having a par value of $.01 per share.


                ARTICLE IV - INITIAL REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of this corporation is 100 North Tampa Street, Suite 1800, Tampa, FL 33602, and the name of the initial registered agent of this corporation at that address is Philip M. Shasteen.

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                         ARTICLE V - BOARD OF DIRECTORS

         The Board of Directors of this corporation shall consist of not less than three directors.


                           ARTICLE VI - INCORPORATOR

         The name and address of the person signing these Articles of Incorporation is Philip M. Shasteen, 100 North Tampa Street, Suite 1800, Tampa, FL 33602.


                         ARTICLE VII - INDEMNIFICATION

         The corporation shall indemnify any officer or director, or any former officer or director, to the fullest extent permitted by law.


                            ARTICLE VIII - AMENDMENT

         This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.


         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 19th day of August 1998.



                                                    /s/ PHILIP M. SHASTEEN
                                                    ----------------------------
                                                    Philip M. Shasteen

                                                                    INCORPORATOR


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                    CERTIFICATE DESIGNATING REGISTERED AGENT
                   AND STREET ADDRESS FOR SERVICE OF PROCESS
                                 WITHIN FLORIDA


         Pursuant to Florida Statutes Section 48.091, Incredible Products of Florida, Inc. desiring to organize under the laws of the State of Florida, hereby designates Philip M. Shasteen, 100 North Tampa Street, Suite 1800, Tampa, FL 33602, as its registered agent to accept service of process within the State of Florida.


                           ACCEPTANCE OF DESIGNATION

         The undersigned hereby accepts the above designation as registered agent to accept service of process for the above-named corporation, at the place designated above, and agrees to comply with the provisions of Florida Statutes
Section 48.091(2) relative to maintaining an office for the service of process.



                                                    /s/ PHILIP M. SHASTEEN
                                                    ----------------------------
                                                    Philip M. Shasteen








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                       ORGANIZATIONAL WRITTEN CONSENT OF
                                THE INCORPORATOR
                                       OF
                      INCREDIBLE PRODUCTS OF FLORIDA, INC.

         The incorporator named in the Articles of Incorporation of Incredible products of Florida, Inc. (the "Corporation"), acting without meeting pursuant to Section 607.0205(2) of the Florida Business Corporation Act, hereby consents to and adopts the following actions, preambles, and resolutions:

         1. ARTICLES OF INCORPORATION. It is noted that the Corporation's Articles of Incorporation were duly filed in the office of the Secretary of State of the State of Florida. An acknowledged copy thereof are to be filed in the minute book.

         2. DATE OF ACTIVATION. It is noted that pursuant to such filing with the Secretary of State of Florida, the effective date of incorporation is August 20, 1998.

         3.    BYLAWS.

               RESOLVED, that the proposed form of Bylaws for the regulation and management of the affairs of the Corporation which has been read, section by section, is hereby unanimously adopted and ordered to be made a part of the permanent records to follow the Articles of Incorporation in the Minute Book.

         4.    STOCK CERTIFICATE.

               RESOLVED, that the form of stock certificate attached to these minutes is adopted and approved.


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         5.    ELECTION OF DIRECTORS.

               RESOLVED, that the following persons are hereby elected to be Directors of the Corporation to assume the duties and responsibilities fixed by the Bylaws and to serve until their respective successor or successors are chosen and qualified:

                    William LaGamba         Jugal K. Taneja

                    Gary A. Shawkey

         6.   ELECTION OF OFFICERS.

               RESOLVED, that the following persons are hereby elected to be officers of the Corporation to assume the duties and responsibilities fixed by the Bylaws and to serve until their respective successor or successors are chosen and qualified:

                    Gary Shawkey           President Founder

                    Jugal K. Taneja        Vice President

                    Cani I. Shuman         Secretary, Treasurer

         7.    REGISTERED OFFICE/AGENT.

               RESOLVED, that the registered office and registered agent of the Corporation, initially designated in the Articles of Incorporation, are hereby approved and ratified.

         8.    RATIFICATION OF ACTS.

               RESOLVED, that the acts of the incorporator from the date of incorporation to the present date be and the same hereby are ratified and confirmed.

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         9.    OFFERS FOR STOCK.

               WHEREAS, the Corporation has received an offer from Dynamic Health Products, Inc., A Florida corporation (the "Parent") to purchase 51 shares of stock of the Corporation for $1.

               RESOLVED, that upon receipt of the consideration a stock certificate shall be issued to the Parent described above as soon as possible to reflect the ownership of the shares so purchased.

       10.     MINUTE BOOK.

               RESOLVED, that the Corporation shall maintain as part of its corporate records, a corporate minute book which shall include a record of its Articles of Incorporation and Amendments thereto, its Bylaws and Amendments thereto, minutes of all meetings, or written actions in lieu thereof of its Directors and Shareholders, and its stock transfer agent.

        11.    ORGANIZATIONAL EXPENSES.

               RESOLVED, the Treasurer be and hereby is authorized to pay all expenses incident to and necessary for the organization of this Corporation.

               The undersigned, being the incorporator of Incredible Products of Florida, Inc. does hereby ratify, approve, consent to, and confirm all of the above preambles, resolutions, and actions.

               DATED as of the 20th day of August, 1998.


                                        /s/ PHILIP M. SHASTEEN
                                        -----------------------
                                        Philip M. Shasteen, Incorporator

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